Exhibit 1.2

EXECUTION VERSION

Pricing Agreement

November 13, 2013

Barclays Capital Inc.

    As representative of the several Underwriters

      named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue $2,000,000,0000 aggregate principal amount of 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable December 2018 and Every Five Years Thereafter) (the “Securities”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Subject to the following paragraph, each of the provisions of the Underwriting Agreement—Standard Provisions, dated November 13, 2013 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

Section 10 of the Underwriting Agreement shall be replaced in its entirety by the provisions set forth in Schedule IV hereof.

The Company hereby confirms that at its request Citigroup Global Markets Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “Qualified Independent Underwriter”) within the meaning of Rule 5121 of the FINRA rules in connection with the offering and sale of the Securities. The Company will indemnify and hold harmless the Qualified Independent Underwriter, its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Qualified Independent Underwriter may become subject, under the Act, the Exchange Act, other federal or state statutory laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Qualified Independent Underwriter’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the Qualified Independent Underwriter for any legal or other expenses reasonably incurred by the Qualified Independent Underwriter or any such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

Section 10(c) set forth in Schedule IV hereof shall apply equally to any action brought against the Qualified Independent Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Qualified Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the paragraph immediately above, in any such action (to the extent the legal position of the Qualified Independent Underwriter or such person differs from the other indemnified parties or may be subject to different claims and defences than the other indemnified parties).

With respect to sales of the Securities in Canada, the Underwriters agree to sell the Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 4:15 p.m. New York time on November 13, 2013. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A and Exhibit B hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Matthew Dobson
Name: Matthew Dobson
Title: Managing Director

Pricing Agreement

Accepted as of the date hereof

at New York, New York

On behalf of itself and each of the other Underwriters (including the Qualified Independent Underwriter)

BARCLAYS CAPITAL INC.

/s/ Paige Maire
Name: Paige Maire
Title: Managing Director

SCHEDULE I

Underwriters	Principal Amount of the Securities
Barclays Capital Inc.	$865,000,000
Citigroup Global Markets Inc.	$290,000,000
Deutsche Bank Securities Inc.	$145,000,000
Goldman, Sachs & Co.	$145,000,000
SMBC Nikko Capital Markets Limited	$145,000,000
UBS Securities LLC	$145,000,000
Wells Fargo Securities, LLC	$145,000,000
BMO Capital Markets Corp.	$10,000,000
Capital One Securities, Inc.	$10,000,000
CIBC World Markets Corp.	$10,000,000
Commerz Markets LLC	$10,000,000
DBS Bank Ltd.	$10,000,000
ING Financial Markets LLC	$10,000,000
Lloyds Bank plc	$10,000,000
nabSecurities, LLC	$10,000,000
National Bank of Abu Dhabi P.J.S.C.	$10,000,000
PNC Capital Markets LLC	$10,000,000
RBC Capital Markets, LLC	$10,000,000
Santander Investment Securities Inc.	$10,000,000

Total	$2,000,000,000

I-1

SCHEDULE II

Title of Designated Securities

8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable December 2018 and Every Five Years Thereafter)

Price to Public:

99.993% of principal amount

Subscription Price by Underwriters:

99.043% of the aggregate principal amount with respect to the Securities.

In addition, the Company agrees to pay a structuring fee of 0.300% on the aggregate principal amount of the Securities to Barclays Capital Inc.

Form of Designated Securities:

The Securities will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Contingent Convertible Securities Indenture to be dated on or about November 20, 2013, between Barclays PLC and The Bank of New York Mellon, as supplemented by the First Supplemental Indenture to be dated on or about November 20, 2013.

Securities Exchange, if any:

SIX Swiss Exchange AG

Interest Rate:

From (and including) the date of issuance to (but excluding) December 15, 2018, the interest rate on the Securities will be 8.25% per annum. From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and 6.705%.

Interest Payment Dates:

Interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year. The first date on which interest may be paid will be March 15, 2014 for the period commencing on (and including) November 20, 2013, and ending on (but excluding) March 15, 2014.

Reset Dates:

The Reset Dates are December 15, 2018 and each fifth anniversary date thereafter, commencing December 15, 2023.

Reset Determination Date:

The Reset Determination Date is the second business day immediately preceding each Reset Date.

Mid Market Swap Rate:

“Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each Reset Determination Date, as determined by the Calculation Agent.

Calculation Agent:

The Calculation Agent is The Bank of New York Mellon, acting through its London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the Securities, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Record Dates:

The regular record dates for the Securities will be the business day immediately preceding each interest payment date (or, if the Securities are held in definitive form, the 15th business day preceding each interest payment date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Securities:

Subject to certain conditions, the Securities are redeemable, at the option of the Company, (i) on any Reset Date, (ii) in the event of various tax law changes and (iii) in the event of certain regulatory changes or events, in each case as specified in the preliminary prospectus supplement dated November 4, 2013 (as supplemented by the final term sheet dated November 13, 2013) relating to the Securities.

Time of Delivery:

November 20, 2013 by 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a)	If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b)	If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i)	if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii)	if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it (i) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom;

Each Underwriter severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State, other than, from and including the Relevant Implementation Date:

(i) Qualified investors: to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) Fewer than 100 offerees: to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Issuer for any such offer; or

(iii) Other exempt offers: in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of the Designated Securities shall require any Underwriter or the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the Prospectus Supplement dated November 13, 2013 relating to the Securities, incorporating the Prospectus dated September 6, 2013 relating to the Securities.

SCHEDULE III

Issuer Free Writing Prospectus:

Investor Presentation, dated November 4, 2013, attached hereto as Exhibit A.

Final Term Sheet, dated November 13, 2013, attached hereto as Exhibit B.

III-1

EXHIBIT A

Investor Presentation, dated November 4, 2013

III-1

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-173886

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-173886

AT1 Contingent Convertible Securities

Investor presentation

4 November 2013

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Executive summary

Following completion of the £5.8bn rights issue and clarification of regulatory requirements, we are pleased to present our inaugural Additional Tier 1 (AT1) contingent convertible securities

Offering	- CRD IV and PRA compliant perpetual AT1 securities, issued by Barclays PLC - Conversion into Barclays PLC ordinary shares should the Group's fully loaded Common Equity Tier 1 (**CET1**) ratio fall below 7.0% (**Trigger Event**) - SEC-registered.
Rationale	- Transition towards our end-state capital structure that includes 1.5% of AT1 securities - Meet capital and leverage requirements with maximum efficiency, from both a diversification and cost perspective.
Capital position	- £5.8bn rights issue completed in October 2013 translates into an estimated 129bps increase in our 30 September 2013 fully loaded CET1 ratio to 9.6% - We continue to target a fully loaded CET1 ratio of 10.5% in 2015, increasing current buffer to trigger from c.260bps (or c. £11.8bn / $18.9bn[1] equiv.) to 350bps (or c. £15.4bn / $24.6bn[1] equiv. based on Transform £440bn RWA target) - End-state capital structure expects to maintain a 1.5% CET1 internal management buffer in excess of 9% minimum requirement currently prescribed by CRD IV[2].

Please see slide 18 for glossary

[1] Assuming a 1.60 GBP/USD exchange rate

[2] End-state capital structure and management buffer calculation may change if/when regulatory requirements change (please see slide 7 and Risk Factors in the Preliminary Prospectus Supplement)

2 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

End-state capital structure

Our "target" capital structure anticipates the implementation of CRD IV, ICB and RRD proposals and seeks to deliver a 350bps buffer (£15.4bn / $24.6bn equiv.[1]) above the 7% trigger


17.8%
Total capital ratio
4.0%
£14.9bn
T2
2.5%
£9.1bn
T1 (Traditional)
11.3%
£42.0bn
CT1
Barclays Q3 2013
capital structure
(CRD III)
17.0%
Total capital ratio
5.0%
T2 / Senior
unsecured
1.5%
AT1
2%
contingent
capital
10.5%
1.5%
Internal buffer
9%
2.0%
G-SII
7%
2.5%
Capital
Conservation
Buffer
4.5%
CET1
Barclays 'target'
CRD IV / ICB
capital structure

- While our target end-state capital structure will evolve as regulatory requirements continue to change (see slide 7 with regard to Pillar 2A and countercyclical buffer), the end-state capital structure articulated in November 2012 remains our current target
- CET1 target of 10.5%:
  - minimum regulatory requirements of 4.5% CET1 and 4.5% "Combined Buffer Requirement" (**CBR**), i.e. Capital Conservation Buffer and G-SII
  - "internal management buffer" of 1.5% CET1 to manage business as usual fluctuations in CET1 and provide headroom to CRD IV distribution restrictions.
- AT1 target of 1.5%:
  - without this, excess equity would be required to meet CBR (see slide 4)
  - this equates to c.£6.6bn of AT1 capital, based on Transform £440bn RWA target
  - we envisage raising c.£2bn by June 2014, as part of our Leverage Plan.
- T2 target of 5%:
  - while CRD IV incentivises 2% of total capital to be met in T2, ICB proposals require 17% PLAC and RRD's MREL requirements are still to be defined
  - while PLAC can be met with both T2 and senior unsecured debt (hence the inclusion of a 5% T2/senior unsecured layer in our end-state structure), we would expect to fill the requirement with T2
  - 50bps of T2 in contingent convertible form issued to complete a 2% CoCo layer, in combination with 1.5% of AT1.
- As part of Transform, we expect fully loaded CET1 ratio to reach 10.5% and RWAs to be at £440bn by 2015.

Please see slide 18 for glossary
[1] Based on Transform £440bn RWA target and assuming a 1.60 GBP/USD exchange rate

3 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Value of AT1 contingent capital under CRD IV

AT1 contingent capital is key to our end-state target capital structure as it supports our CET1 buffer, counts towards the leverage ratio and increases investor diversification in a cost efficient fashion

Example minimum Tier 1 requirements and regulatory buffers, assuming CET1 target of 10.5%


Percentage MDA
4.5%
3.375%
2.25%
1.125%
0%
60%
40%
20%
0%
1.5% internal buffer
4.5% CRD IV buffers held in CET1
1.5% AT1
4.5% CET1
Restrictions on distributions are scaled as the CBR falls below 4.5%
Art. 141 of CRD restricts discretionary distributions if CBR < 4.5%
4.5% CRD IV buffers held in CET1
6.0% CET1
4.5% equity buffer requirement under Art. 129 and Art. 131 of CRD
Minimum 6% T1 ratio under CRR Art. 92
Capital structure with 4.5% CET1 & 1.5% AT1 to meet T1 minimum
Capital structure with 6.0% CET1 & no AT1 to meet T1 minimum

Please see slide 18 for glossary
[1] Up to 1.5% of compliant AT1 only and assuming that the bank holds 2% Tier 2

- Inclusion of 1.5% RWAs in AT1 in our end state capital structure mitigates the risk of mandatory restrictions on discretionary distributions under Art. 141 of CRD, where a Maximum Distributable Amount (**MDA**) is calculated on a reducing scale as the CBR is eroded:
  - if no AT1 capital is held, additional 1.5% T1 minimum regulatory requirement will have to be met with CET1 before calculating the CBR
  - a bank with 10.5% of CET1 and a 4.5% CBR will therefore be operating at the margins of mandatory distribution restrictions.
- Expressed formulaically, MDAs will not apply as long as:

  (CET1 + compliant AT1) – min. Tier 1 requirement ≥ CBR[1]
- In an efficient capital structure, holding 1.5% of AT1 makes a valuable contribution to organic capital generation:
  - Lower interest compared to cost of equity
  - Non-dilutive
  - AT1 will benefit from the UK Government's proposed taxation of regulatory capital regime under which interest is tax deductible.

4 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Mitigating mandatory distribution restrictions

Barclays intends to manage its CET1 capital ratio to provide a prudent cushion to its Combined Buffer Requirement to mitigate against the risk of mandatory distribution restrictions under CRD IV

- Mandatory restrictions to discretionary distributions[1] will apply to all European banks, under CRD IV, from 1 January 2016 (Art. 162.2 of CRD), with MDAs being calculated in accordance with previous slide
- CBR is phased in from 2016. Assuming our Transform 10.5% CET1 ratio target is met and maintained, we anticipate significant headroom to the MDA restriction point[2]
- Between now and 2017, the effective floor for mandatory restrictions on interest payment will be the 7% fully loaded CET1 trigger, stepping up to 9% by 2019 when the CRD IV transitional rules are fully phased in
- Barclays expects to have full discretion in the allocation of permitted distributions within the MDA.

CET1 requirements[2]


TRANSFORM date
12%
10%
8%
6%
4%
2%
0%
9.6%
10.5%
10.5%
7%
7.9%
9%
3.5%
4.0%
4.5%
4.5%
0.6%
0.5%
4.5%
1.3%
1.0%
4.5%
1.9%
1.5%
4.5%
2.5%
2.0%
Adjusted Q3 2013
2014
2015
2016
2017
2018
2019
As at 1 January (except Q3 2013, as at 30 Sep and adjusted for the £5.8bn rights issue)
Minimum CET1 ratio
Capital conservation buffer (CET1)
G-SII buffer (CET1)
Trajectory of fully loaded CET1 ratio, assuming 10.5% target is met and maintained²
Distributions subject to MDA restrictions
Sliding scale of restrictions

Estimated buffers[2] (fully loaded CET1 ratio vs. 7% trigger and vs. MDA restrictions)

To 7% trigger	c.£12bn	c.£12bn	c.£14bn	c.£15bn	c.£15bn	c.£15bn	c.£15bn
To MDA restriction	n/a	n/a	n/a	c.£21bn	c.£17bn	c.£12bn	c.£7bn

[1] Dividends on ordinary shares, interest payments in respect of AT1 securities and variable compensation

[2] This analysis is presented for illustrative purposes only and is not a forecast of Barclays' results of operations or capital position or otherwise. The analysis is based on certain assumptions (including maintaining and meeting the Transform 10.5% CET1 ratio target) which cannot be assured and are subject to change. See slides 7 and I7 and Risk Factors set out in the Preliminary Prospectus Supplement. Please see slide 18 for glossary

5 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Managing discretionary distributions

Barclays' Board intends to give due consideration to the capital hierarchy when making discretionary distributions

- In addition to a targeted 1.5% CET1 internal management buffer over the CBR, Barclays' recovery plan actions are calibrated to take effect ahead of breaching the CBR. Among other things, recovery plan actions include:
  - Rights issue
  - Targeted asset/business sales
  - Ordinary share dividend distribution reductions
  - Variable compensation reductions.
- Board intention to give due consideration to capital hierarchy: Interest payments on the AT1 securities will be non-cumulative and fully discretionary. Barclays dividend policy, as published in the rights issue prospectus dated 16 September 2013, provides that *in determining any proposed ordinary share dividend and the appropriate dividend payout ratio, our Board of Directors will consider, among other things, the expectation of servicing more senior securities.* The Securities are senior in rank to ordinary shares. It is the Board of Directors' current intention that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the Securities, the Board will take into account the relative ranking of these instruments in our capital structure. However, the Board may at any time depart from this policy at its sole discretion
- Barclays Bank has never missed a discretionary interest payment on its old style hybrid instruments (incl. T1), including during the financial crisis. Historical distribution data also demonstrates that interest payments on Barclays' old style hybrid instruments (incl. discretionary T1) represented a small fraction of the Group's historical discretionary distributions.



£m
5,000
4,000
3,000
2,000
1,000
0
Total distribution: £4,731m
Hybrid interest cover: 7.0x
Total distribution: £3,820m
Hybrid interest cover: 6.4x
Total distribution: £3,427m
Hybrid interest cover: 6.4x
2010
2011
2012
Variable compensation[1]
Cash dividend payment
Distributions re BBPLC issued hybrid[2]
Hybrid interest cover = (Variable comp. + cash div payment) / Distributions re BBPLC issued hybrid

Please see slide 18 for glossary

[1] As per "incentive awards granted" in pages 29 and 44 of Barclays' 2011 and 2012 Form 20-F respectively

[2] Relate to non-controlling interests regarding preference shares, RCIs and Upper Tier 2s (please see pages 227 and 247 of Barclays' 2011 and 2012 Form 20-F respectively)

6 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

On-going regulatory developments

Both the countercyclical buffer and/or implementation of PRA CP5/13 should, all other things being equal, provide additional capital protections to a Trigger Event in our end-state capital structure

17.0%

Total capital ratio

5.0%

T2 / Senior

unsecured

2%

contingent

1.5% capital

AT1

1.5% 10.5%

Internal buffer

9% CCyB

2.0%

G-SII

7%

2.5%

Capital

Conservation

Buffer Pillar 2A

4.5%

CET1

Barclays ‘target’

CRD IV / ICB

capital structure

Based on latest consultation papers and texts, the following may impact our end-state capital structure:

- Pillar 2A, as per Section 3 of the PRA consultation paper CP5/13

- Countercyclical buffer, as per Art. 140 of CRD IV.

We are waiting for further clarification on both the quantum and timing of these requirements

Pillar 2A:

- Pillar 2 aims at ensuring that banks have adequate capital to support risks inherent in their business model and covering risks that are either not captured, or not fully captured, under CRR Pillar 1 capital calculations

- currently met with “Total capital”, its quantum is not publicly disclosed

- PRA proposed at least 56% of Pillar 2A to be met with CET1 from 1 January 2015 and consulted on whether to move Pillar 2A requirement to be met in full with CET1 from 1 January 2016

-final rules to be published in December 2013.

Countercyclical (CCyB) buffer:

- would be built during periods of economic growth to absorb losses in stressed periods

-would represent up to 2.5% of RWA and would be met with CET1.

While absolute size may “flex” as capital requirements change, the intention is to maintain an appropriate internal buffer above CBR, as new regulations develop

Maintaining Pillar 2A and/or countercyclical buffer would make the likelihood of a trigger event more remote.

Please see slide 18 for glossary

Please also see more information on the impact of potential regulatory change in the Risk Factors in the Preliminary Prospectus Supplement

7 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

AT1 contingent convertible securities: key terms & conditions (1/2)

Please refer to the Preliminary Prospectus Supplement for further detail on the securities

Issuer Barclays PLC (holding company; rated A-/A3/A by S&P, Moody’s and Fitch respectively)

Expected issue ratings BB+ / [•] (Fitch / [S&P])

Currency / Offering USD / SEC Registered

Subordination Senior to ordinary shareholders and subordinated to any Senior Creditors, including Tier 2 creditors, of Barclays PLC.

Subordinated in insolvency to all creditors and preference shareholders of Barclays Bank PLC

Maturity Perpetual, callable, at the Issuer’s option, in 2018 and every 5 years thereafter

Interest Interest payments are fully discretionary, may be cancelled in whole or in part, are non cumulative and are payable quarterly out of distributable reserves, at [•] p.a. starting 15 March 2014. Reset to a fixed rate every 5 years

Capital adequacy trigger event Below 7.00% fully-loaded CET1 ratio of the Group measured on a quarterly basis or on any other date on which the

CET1 ratio is calculated and subsequently published as required by the PRA or at the Issuer’s discretion

Automatic conversion upon Following a Trigger Event, an Automatic Conversion of the Securities will occur on the Conversion Date, at which trigger event point all of the Issuer’s obligations under the Securities (other than the CSO obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of ordinary shares to the Conversion Shares

Depository at a conversion price of [•] USD, subject to certain anti-dilution adjustments. If a Conversion Shares Offer is undertaken, AT1 holders may receive cash or shares by reference to the Conversion Price, or a combination of both, depending on the take-up of such Conversion Shares Offer.

We expect the Conversion Price to be set at approximately 2/3 of Barclays PLC’s share price at the time of pricing,

converted into USD at the GBP/USD spot exchange rate

Conversion Share Offer (CSO) The Issuer may, in its sole and absolute discretion, elect that the shares issued upon trigger be offered by the

Conversion Share Depositary to all or some of the then ordinary shareholders of Barclays PLC, at the Conversion

Share Offer Price. Thereafter, AT1 holders will receive shares, cash or a combination of both (see slide 11)

Please see slide 18 for glossary

8 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

AT1 contingent convertible securities: key terms & conditions (2/2)

Please refer to the Preliminary Prospectus Supplement for further detail on the Securities

Contractual acknowledgement Acknowledgement by the AT1 holders that the Securities will be subject to the UK “bail-in” power. Barclays expects of UK bail-in power that the UK resolution authority would exercise its “bail-in” powers having regard to the principle that no creditors should be worse off in a bail-in than in liquidation, in accordance with current statutory proposals (draft RRD,

proposed amendments to Banking Act)

Tax call At price of 100% of principal amount, together with any accrued but unpaid interest, if required to (1) pay additional amounts or (2) interest payments no longer deductible for UK corporation tax purposes or (3) Issuer is de-grouped for United Kingdom tax purposes or (4) bring into account a taxable credit if the principal amount of the securities were written down or converted into shares, in each case, as a result of a change in law (including the failure of regulations applicable to the Securities substantially in the form of the draft UK Taxation of Regulatory Capital

Securities Regulations to become effective before the first interest payment date)

Regulatory call At price of 100% of principal amount, together with any accrued but unpaid interest, if there is a change in the regulatory classification of the Securities that does or would be likely to result in any amount ceasing to be included in, or counting towards, the Group’s Tier 1 Capital

Denominations USD 200,000, integral amounts of USD 1,000 in excess thereof

Listing SIX Swiss Exchange

Governing Law New York law, except for subordination which will be governed by English law

Risk factors Investors should read the Risk Factors in the Preliminary Prospectus Supplement relating to the Securities dated on or about November 4, 2013, in Barclays PLC’s Annual Report on Form 20-F for the year ended December 31, 2012 and in Barclays PLC’s Form 6-K dated September 16, 2013

Please see slide 18 for glossary

9 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Appendix

10 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Conversion mechanism

In the unlikely scenario of a Trigger Event, Barclays has designed a mechanism to sustain liquidity and promote orderly distribution, while respecting shareholders' wishes for a clawback right

- Upon a Trigger Event, Securities convert into Barclays PLC ordinary shares at a fixed USD conversion price (the **Conversion Price**) – expected to be set at c. 2/3 of spot share price at pricing of the transaction
- Shares are delivered to the elected Conversion Shares Depository and AT1 holders become beneficial owners of the shares upon conversion
- As set out in Barclays Notice of AGM dated 5 March 2013, Barclays may (at its sole discretion, where practicable and subject to applicable laws) elect for such shares to be "clawed back" by existing shareholders, at the GBP equivalent Conversion Price fixed on the date of pricing (subject to certain anti-dilution adjustments) through a Conversion Shares Offer (**CSO**)
  - In determining whether to conduct a CSO, the Directors shall, among other things, have due regard to the interests of Barclays shareholders as a whole and the potential impact of a CSO on Barclays' financial stability
  - If elected, a CSO would remain open for a maximum offer period of 40 business days
  - Thereafter, AT1 holders will receive a fixed number of shares at the Conversion Price and/or cash, depending on the outcome of the CSO.
- To maintain liquidity and facilitate investors exit, AT1 holders can continue to trade the rights to receive cash and/or shares (subject to the result of the offer) until the Suspension Date
- On the relevant Settlement Date, Securities are cancelled and securities holders will receive the cash and/or shares, as applicable.

Conversion timeline that allows for shareholders' clawback rights

Securities remain listed and transferable until Suspension Date → | Transferability of Securities suspended until Settlement Date →

Trigger Event	Automatic Conversion T = 0	Conversion Share Offer Max 40 business days: T+10 to max T+50 business	Suspension Date & Applicable Settlement Date
• PRA, securities holders and trustee informed of Trigger Event	• Securities converted into ordinary shares	• Issuer can opt for Conversion Share Offer, within 10 business days of automatic conversion • If elected, conversion shares offered to existing shareholders at the Conversion Share Offer Price	• All clearance and settlement transactions suspended • Settlement can occur as early as 2 business days following the end of the Conversion Share Offer period.

Please see slide 18 for glossary

11 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Barclays Leverage Plan (as announced on 30 July 2013)

Delivery of 3% PRA leverage ratio by June 2014 – Please see full announcement made on 30 July 2013

Leverage ratios (%)

> 3.0

0.4 0.1 0.1

2.2

H1 2013 Rights issue Deleveraging 1 AT1 issuance Other capital accretion Target H1 2014

PRA net of expenses & retained earnings PRA

leverage ratio leverage ratio

The Leverage Plan agreed with the PRA to meet 3% target by 30 June 2014 comprise capital or capital equivalent actions of 12.8bn:

Underwritten rights issue to raise 5.8bn (net of expenses)

Reduction of leverage exposure – 65-80bn (2-2.5bn capital equivalent)

- Already identified management actions with low execution risk

- No material impact on revenue or profit before tax expected

- Continue to support lending to customers and clients.

Issuance of up to 2bn of CRD IV qualifying Additional Tier 1 securities

Retention of earnings (supported by conduct provisions taken in H1 2013) and other forms of capital accretion.

Please see slide 18 for glossary

1 Reflects already identified, low execution risk management actions; 2.0-2.5bn capital equivalent

12 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Estimated[1] capital and RWAs

£bn	30 Sept 2013
CT1 Capital (FSA 2009 definition)	42.0
RWAs (CRD III)	371.1
CT1 Ratio (CRD III)	11.3%

CRD IV impact on CT1 Capital:		CET1 transitional[1]		CET1 fully loaded[1]
Adjustments not impacted by transitional provisions	Conversion from securitisation deductions to RWAs	0.7		0.7
	Prudential Value Adjustments (PVA)	(2.0)		(2.0)
	Other	(0.2)		(0.2)
Adjustments impacted by transitional provisions	Goodwill and intangibles	6.0		-
	Expected losses over impairment	0.4		(0.9)
	Deferred tax assets deduction	(0.3)		(1.4)
	Excess minority interest	(0.1)		(0.4)
	Debit Valuation Adjustment (DVA)	(0.1)		(0.3)
	Pensions	(0.1)		(0.6)
	Gains on available for sale equity and debt	-		0.6
	Non-significant holdings in Financial Institutions	(0.5)		(2.3)
	Mitigation of non-significant holdings in Financial Institutions	0.5		2.3
CET1 Capital		46.5		37.4
CRD IV impact on RWAs	Credit Valuation Adjustment (CVA)		27.3	
	Securitisation		20.9	
	Counterparty Credit Risk (including Central Counterparty Clearing)		17.1	
	Other		11.7	
	Gross impact		77.0	
RWAs (CRD IV)			448.1	
CET1 Ratio		10.4%		8.4%
Rights issue			5.8	
Estimated CT1 ratio (CRD III) post-rights issue			12.9%	
Estimated CET1 ratios (CRD IV) post-rights issue		11.7%		9.6%

Please see slide 18 for glossary

[1] Estimated CET1 ratios subject to finalisation of regulation and market conditions; see also "Certain non-IFRS measures" on slide 21

13 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Estimated CRD IV capital and RWAs – notes

Estimated capital ratios are based on/subject to the following:

CRD IV, models and waivers We have estimated our CRD IV CET1 ratio, capital resources, RWAs and leverage based on the final CRD IV text assuming the rules applied as at 30 September 2013 on both a transitional and fully loaded basis. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority (EBA) and on the final UK implementation of the rules In August 2013 we submitted our application for model approval to the PRA, including a self assessment of model readiness. Changes to our approach may be required as a result of the regulatory approval process.

Capital Resources Transitional CET1 capital is based on application of the CRD IV transitional provisions and the PRA (formerly the FSA) guidance on their application. In line with this guidance, adjustments for own shares and interim losses are assumed to transition in at 100%. Other deductions (including goodwill and intangibles, expected losses over impairment and DVA) transition in at 20% in year 1 (except for AFS debt and equity gains which are 0% in the first year), 40% in year 2, 60% in year 3, 80% in year 4 with the full impact in subsequent years.

The 30 September 2013 disclosures are on a consistent basis to those presented in the June 2013 Results Announcement The PVA deduction is shown as fully deducted from CET1 upon adoption of CRD IV. PVA is subject to a technical standard being drafted by the EBA and therefore the impact is currently based on methodology agreed with the PRA. The PVA deduction as at 30 September 2013 remained broadl flat at €2.0bn (30 June 2013: €2.1bn) As at 30 September 2013, net long non-significant holdings in financial entities were €7.3bn (30 June 2013: €9.3bn), which would result in a deduction from CET1 of €2.3bn (30 June 2013: Ł2.5bn) in the absence of identified management actions to eliminate this deduction. The EBA consultation paper on Own Funds identifies potential changes in the calculation, including the scope of application and the treatment of tranche positions, which are not reflected in these estimates y The impact of changes in the calculation of allowable minority interest may be different pending the finalisation of the EBA’s technical standards on own funds, particularly regarding the treatment of non-financial holding companies and the equivalence of overseas regulatory regimes. The estimated CRD IV numbers calculate the full impact and transitional capital base on the assumption that the Group’s holding companies will be deemed eligible and their surplus capital due to minority interests consolidated in accordance with CRD IV rules. Our estimated CRD IV fully loaded CET1 capital base includes €1.6bn of minority interests relating to Absa.

Please see slide 18 for glossary

14 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Estimated CRD IV capital and RWAs – notes

Estimated capital ratios are based on/subject to the following:

RWAs It is assumed that corporates, pension funds and sovereigns that meet the eligibility conditions are exempt from CVA volatility charges It is assumed all Central Clearing Counterparties (CCPs) will be deemed to be ‘Qualifying’. The final determination of Qualifying status will be made by the European Securities and Markets Authority (ESMA) The estimated RWA increase from CRD IV includes 1250% risk weighting of securitisation positions while estimated capital includes an add back of 50/50 securitisations deducted under the current rules Estimated RWAs for definition of default assume that national discretion over 180 days definition of default remains for UK retail mortgages ‘Other’ CRD IV impacts to RWAs include adjustments for withdrawal of national discretion of definition of default relating to non UK mortgage retail portfolios, Deferred Tax Assets, Significant Holdings in financial institutions, other counterparty credit risk and other items RWAs are sensitive to market conditions. The estimated impact on RWAs for all periods reflects market conditions as at 30 September 2013

Please see slide 18 for glossary

15 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Structural comparison with other AT1 contingent capital securities

Issuer	Barclays PLC	BBVA S.A.	Credit Suisse Group	Société Générale	Banco Popular Español
Issue date	[•]	May-13	Sep-13	Sep-13	Oct-13
Tenor	Perpetual NC5	Perpetual NC5	Perpetual NC5	Perpetual NC5	Perpetual NC5
Size	[•]	USD 1.5bn	CHF 290m	USD 1.25bn	EUR 500m
Interest	[•]	9.0%	6.0%	8.25%	11.5%
Interest discretion	Discretionary, non cumulative Mandatory cancellation can apply	Discretionary, non cumulative Mandatory cancellation can apply	Discretionary, non cumulative Mandatory cancellation can apply	Discretionary, non cumulative Mandatory cancellation can apply	Discretionary, non cumulative Mandatory cancellation can apply
Loss absorption trigger	7.00% FLCET1 ratio	5.125% CT1/CET1 ratio 7% EBA CT1 7% Capital principal 6% Tier 1	7% CT1/CET1 ratio	5.125% EBA CT1/CET1 ratio	5.125% CET1 ratio 6% Tier 1 ratio
Loss absorption mechanism	Equity conversion	Equity conversion	Permanent write-down	Temporary write-down	Equity conversion
Conversion ratio (% current share price)	c.2/3 of spot share price at the time of pricing	Floored at c.51%[1]	Not applicable	Not applicable	Floored at c.50%[2]
Offering	SEC-registered	Reg S	Reg S	Reg S	Reg S
Clawback mechanism	Yes	No	N/A	N/A	No
Listing	SIX	Singapore	SIX	Luxembourg	Irish GEM
Rating	[BB+] (Fitch) [B+] (S&P)	BB- (Fitch)	BB+ (Fitch)	BB (Fitch) BB+ (S&P) Ba3 (Moody's)	N/A

Please see slide 18 for glossary

[1] Assuming floor price of USD 5.00, share price of EUR 7.37 on issuance day (30 April 2013) and EUR/USD of 1.32

[2] Assuming floor price of EUR 2.015 and share price of EUR 4.10 on issuance day (4 October 2013)

16 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES KEY RISKS APPENDIX

Key assumptions behind slide 5

These assumptions are subject to regulatory changes, including those mentioned in slide 7See. also the risk factors set out in the Preliminary Prospectus Supplement

Interest payments on AT1 securities are fully discretionary and will be subject to CRD IV distribution restrictions, should the CET1 ratio fall below minimum requirements (Art. 141 of CRD) that include:

- Minimum CET1 ratio as per Art. 92 of CRR; based on para 6.30 of PRA CP5/13 the minimum requirement is expected to be 4% in 2014 and 4.5% from 2015

- Capital conservation buffer as per Art. 129 of CRD; based on para 2.13 of PRA CP5/13, the buffer is expected to be introduced from

1 January 2016 increasing by 0.625% p.a. to 2.5% by 2019

- G-SII buffer as per Art. 131 of CRD and FSB announcement dated 1 November 2012; as per Art. 162.5 of CRD, the buffer is expected to be introduced from 1 January 2016 increasing by 25% p.a. until 2019

- We have excluded any potential countercyclical buffer and Pillar 2A requirement in this example, until we have further clarity from regulators (please see slide 7).

For illustration of CET1 ratio trajectory:

- Adjusted Q3 2013 CET1 ratios consist of estimated CET1 ratios at the time plus 129bps increase due to the Ł5.8bn rights issue completed in October 2013

- As part of Transform, we expect the fully loaded CET1 ratio to exceed 10.5% by early 2015

- We assumed that after 2015 fully loaded CET1 ratio would stabilise at 10.5%, maintaining a 1.5% internal buffer in excess of the CET1 requirement

- For illustration purposes, we assumed that the fully loaded CET1 ratio will increase on a straight-line basis between September 2013 and early 2015.

For calculation of the buffer:

- We estimated our CRD IV RWAs at Ł448.1bn as at 30 September 2013

- As part of our Transform plans, we target Ł440bn of RWAs by December 2015

- We assumed that RWAs remain constant at Ł440bn after December 2015

- We assumed a straight-line decrease in RWAs between September 2013 and December 2015.

Please see slide 18 for glossary

17 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY | CAPITAL PLANS | CAPITAL REQUIREMENTS | AT1 SECURITIES | APPENDIX

Glossary

- AT1: Additional Tier 1
- EBA: European Banking Authority
- CET1: Common Equity Tier 1
- CBR: Combined Buffer Requirement
- CCyB: Countercyclical Buffer
- CRD: Capital Requirements Directive
- CRR: Capital Requirements Regulation
- EBA: European Banking authority
- FSA: Financial Services Authority
- FSB: Financial Stability Board
- G-SII: Global – Systemically Important Institutions
- ICB: Independent Commission on Banking
- MDA: Maximum Distributable Amount
- MREL: Minimum Requirements for own funds and Eligible Liabilities
- PLAC: Primary Loss Absorbing Capacity
- PRA: Prudential Regulation Authority
- PVA: Prudential Valuation Adjustment
- RRD: Recovery and Resolution Directive
- RWA: Risk Weighted Asset
- T1: Tier 1
- T2: Tier 2

18 | AT1 Contingent Convertible Securities | 4 November 2013

BARCLAYS

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Disclaimer

This presentation has been produced by Barclays PLC (“Barclays”) solely for use at this investor presentation held in connection with the offering of AT1 Contingent Convertible Securities (the “Securities”) and may not be reproduced or redistributed, in whole or in part, to any other person. Barclays has filed a registration statement (including a prospectus) and will file a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering of Securities to which this investor presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement relating to the offering of the Securities (when filed) (the “Preliminary Prospectus Supplement”) and other documents that Barclays will file with the SEC. For more information about Barclays and the offering of the Securities, you may obtain these documents free of charge by visiting the SEC online database (EDGAR) on the SEC’s website at (http://www.sec.gov). The prospectus dated September 6, 2013 is available under the following link: http://www.sec.gov/Archives/edgar/data/312069/000119312513359869/d587280dposasr.htm. The Preliminary Prospectus Supplement dated on or about November

4, 2013, when filed with the SEC, will be available under the following link: http://www.sec.gov. Alternatively, you may obtain a copy of the prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

This presentation is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may lawfully be communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). Any investment activity to which this communication may relate is only available to relevant persons and any invitation, offer or agreement to engage in such investment activity will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Risks associated with Securities

Investing in the Securities involves significant risks, including: (1) the Securities are perpetual subordinated securities of Barclays PLC (and are structurally subordinated to all creditors and preference shareholders of Barclays Bank PLC), and investors have no right to cause the Securities to be redeemed; (2) interest on the Securities will be due and payable only at the sole and absolute discretion of Barclays PLC, and Barclays PLC may cancel interest payments at any time; (3) upon the occurrence of a Trigger Event, the Securities will automatically convert into shares of Barclays PLC, and Barclays PLC’s obligations to pay any payments on the Securities will be irrevocably released upon the conversion into shares; (4) the circumstances that could trigger a Trigger Event are unpredictable, and there a number of factors that could affect our fully loaded CET1 Ratio; (5) holders of the Securities are deemed to agree that any exercise of a U.K. bail-in power by the relevant U.K. resolution authority which, among other results, may include the cancellation of the entire principal amount of the Securities; and (6) significant uncertainties remain regarding the implementation of Basel III/CRD IV, and any future regulatory changes (including by the PRA) may negatively affect our fully loaded CET1 Ratio. Investors should read the risk factors in the Preliminary Prospectus Supplement, in Barclays PLC’s Annual Report on Form 20-F for the year ended December 31, 2012 and in Barclays PLC’s Form 6-K dated September 16, 2013.

19 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Disclaimer

Forward-looking statements

This presentation contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform program, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K. domestic, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the ability to implement the Transform program; and the success of future acquisitions, disposals and other strategic transactions. In addition, the Directive that forms part of CRD IV has not been implemented in the United Kingdom, and the PRA may also alter its stated approach to the application of CRD IV in the United Kingdom. Accordingly, the basis on which our CET1 and RWAs are calculated under the CRD IV rules as interpreted by the PRA may be different than the basis on which we currently anticipate they will be calculated. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause the Group’s actual results to differ materially from the forward-looking statements contained in this presentation. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in the Preliminary Prospectus Supplement and in our filings with the SEC including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and our Current Report on Form 6-K furnished to the SEC on September 16, 2013, which are available on the SEC’s website at http://www.sec.gov, for a discussion of certain factors that should be considered when deciding what action to take in relation to the Securities.

Any forward-looking statements made in this presentation herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the SIX Swiss Exchange, the SEC or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

20 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Disclaimer (continued)

Certain non-IFRS measures

Capital Requirements Directive IV (CRD IV)-based measures in this presentation have been calculated on the basis of our current interpretation of CRD IV. These regulatory measurements are not yet in force and are not yet required to be disclosed by Barclays and, as such, represent non-IFRS measures. Measures presented on a “transitional” basis are calculated by taking into account the Financial Services Authority’s statement on CRD IV transitional provisions in October 2012, assuming they were applied as at September 30, 2013. Measures presented on a “fully loaded” basis are calculated without applying CRD IV transitional provisions set out in Part Ten of the CRD IV Regulation and assume that the phase-in of the transitional provisions is complete and all of CRD IV applied in the form that Barclays currently expects it to apply. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority (EBA) and on the final UK implementation of the rules. Barclays’ interpretation of CRD IV and the basis of our calculation of CRD IV-based measures may be different from those of other financial institutions. This presentation includes the following measures:

CRD IV CET1 capital on a transitional and fully loaded basis. See the “Estimated capital and RWAs” table on slide 13 for a reconciliation of CRD IV CET1 capital to Core Tier 1 capital, which is calculated on the basis that currently applies to Barclays under applicable regulatory requirements

CRD IV risk weighted assets (RWAs) on a transitional and fully loaded basis. See the “Estimated capital and RWAs” table on slide 13 for a reconciliation of CRD IV RWAs to RWAs as calculated on the basis that currently applies to Barclays under applicable regulatory requirements

CET1 ratio on a transitional and fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV RWAs. See the “Estimated capital and RWAs” table on slide 13 for a reconciliation of the components of the CET1 ratio on a fully loaded and transitional basis to the respective components of Core Tier 1 ratio, as calculated on the basis that currently applies to Barclays under applicable regulatory requirements

Estimated CET1 ratio post-rights issue on a transitional and fully loaded basis, which represent our estimated CET1 ratios on September 30, 2013 showing the impact that the new Barclays ordinary shares issued and the cash received on October 4, 2013 in connection with the rights issue would have had on such ratios had the rights issue been completed as at September 30, 2013. See the “Estimated capital and RWAs” table on slide 13 for further information.

21 | AT1 Contingent Convertible Securities | 4 November 2013

EXECUTIVE SUMMARY CAPITAL PLANS CAPITAL REQUIREMENTS AT1 SECURITIES APPENDIX

Contact Information

Treasury

Steven Penketh Jennifer Moreland

+44 (0)20 7773 0125 +44 (0)20 3555 4495

steven.penketh@barclays.com jennifer.moreland@barclays.com

Investor Relations

Charlie Rozes Richard Caven

+44 (0)20 7116 5752 +44 (0)20 7116 2809

charlie.rozes@barclays.com richard.caven@barclays.com

Capital Products Debt Capital Markets

Peter Jurdjevic Dan Fairclough

+44 (0)20 3134 8708 +44 (0)20 3134 8618

peter.jurdjevic@barclays.com daniel.fairclough@barclays.com

Website

http://group.barclays.com/about-barclays/investor-relations#debt-investors

22 | AT1 Contingent Convertible Securities | 4 November 2013

EXHIBIT B

Final Term Sheet, dated November 13, 2013

III-2

Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-173886

$2,000,000,000 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent

Convertible Securities (Callable December 2018 and Every Five Years Thereafter)

Barclays PLC

Pricing Term Sheet

Issuer	Barclays PLC

Securities	$2,000,000,000 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable December 2018 and Every Five Years Thereafter)

Expected Issue Ratings	B+ (S&P), BB+ (Fitch)[1]

Status	Perpetual Subordinated Contingent Convertible Securities

Legal Format	SEC Registered

Principal Amount	$2,000,000,000

Trade Date	November 13, 2013

Settlement Date	November 20, 2013 (T+5)

Maturity Date	Perpetual, with no fixed maturity or fixed redemption date.

Optional Call Dates	December 15, 2018, and every fifth anniversary date thereafter, commencing December 15, 2023

Initial Interest Period

Initial Fixed Rate	8.25%, from and including November 20, 2013 to, but excluding, December 15, 2018.

Initial Reset Date	December 15, 2018

Initial Interest Payment Dates	Quarterly in arrear on March 15, June 15, September 15 and December 15 of each year up to and including December 15, 2018, commencing on March 15, 2014 (long first interest period).

Day Count	30/360, following, unadjusted

Benchmark Treasury	T 1 1⁄4 10/31/18

Spread to Benchmark Treasury	685.1bps

Mid Market Swap Rate	1.545%

Spread to Mid Market Swap Rate	6.705%

Interest Periods Following Any Reset Date

Interest Rate Following Any Reset Date	The applicable Mid Market Swap Rate on the relevant Reset Determination Date plus 6.705%, from and including the relevant Reset Date to (but excluding) the next following Reset Date. See below for definition of Mid Market Swap Rate.

Reset Date	December 15, 2018 and each fifth anniversary date thereafter, commencing December 15, 2023.

Interest Payment Dates Following Any Reset Date	Quarterly in arrear on March 15, June 15, September 15 and December 15 of each year commencing on March 15, 2019.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Day Count	30/360, following, unadjusted

Spread to Mid Market Swap Rate	+670.5 bps

Reset Determination Date	The second business day immediately preceding each Reset Date.

Mid-Market Swap Rate	The mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the relevant Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each Reset Determination Date, as determined by the Calculation Agent.

Certain Other Terms and Information

Interest Payments Discretionary	As described in the preliminary prospectus supplement, dated November 4, 2013 (the “Prospectus Supplement”), interest on the Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

Restriction on Interest Payments	As described in the Prospectus Supplement, the Issuer shall not make an interest payment on the Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(1)   the Issuer has an amount of Distributable Items (as defined in the Prospectus Supplement) on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities (as defined in the Prospectus Supplement), the Securities and any Junior Securities (as defined in the Prospectus Supplement) and (ii) all distributions or interest payments payable by the

Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(2)   the Solvency Condition (as defined in the Prospectus Supplement) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

Agreement to Interest Cancellation	By acquiring the Securities, holders of the Securities acknowledge and agree that:

(1)   interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (a) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (b) deemed cancelled (in whole or in part) as a result of the Issuer having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(2)   a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined in the Prospectus Supplement) shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” in the Prospectus Supplement. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Ranking	Subordinated to the claims of Senior Creditors (as defined below), as described in further detail in the Prospectus Supplement.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the Securities.

No Set-off	Subject to applicable law, no holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Securities and each holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” shall occur if the fully loaded CET1 Ratio (as defined below) as of the last day of each fiscal quarter or as of any other business day on which the fully loaded CET1 Ratio is calculated upon the instruction of the PRA (as defined in the Prospectus Supplement) or at the Issuer’s discretion, as the case may be, is less than 7.00% on such date.

“fully loaded CET1 Ratio” means, as of the relevant date, the ratio of CET1 Capital (as defined in the Prospectus Supplement) as of such date to the Risk Weighted Assets (as defined in the Prospectus Supplement) of Barclays PLC and its consolidated subsidiaries (the “Group”) as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation (as defined in the Prospectus Supplement) (as may be amended from time to time).

Automatic Conversion Upon Capital Adequacy Trigger Event	An Automatic Conversion will occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the Securities (other than the CSO Obligations (as defined in the Prospectus Supplement), if any) in consideration of the Issuer’s issuance of the Conversion Shares (as defined in the Prospectus Supplement) at the Conversion Price to the Conversion Shares Depository (as defined in the Prospectus Supplement) (on behalf of the holders of the Securities) or to the relevant recipient, all in accordance with the terms of the Securities and as described in the Prospectus Supplement.

Conversion Price	$2.64 per Conversion Share (subject to certain anti-dilution adjustments described in the Prospectus Supplement and the provisions described under “—Conversion Shares Offer” in the Prospectus Supplement).

Conversion Shares Offer	Following an Automatic Conversion, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price, as further described in the Prospectus Supplement.

Conversion Shares Offer Price	£1.65 per Conversion Share (subject to certain anti-dilution adjustments as described in the Prospectus Supplement).

Agreement with Respect to the Exercise of U.K. Bail-in Power	By its acquisition of the Securities, each holder of the Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined in the Prospectus Supplement) by the relevant U.K. resolution authority (as defined in the Prospectus Supplement) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the Securities further acknowledges and agrees that the rights of the holders of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Optional Redemption	The Issuer may, at its option, redeem the Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” in the Prospectus Supplement) to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Prospectus Supplement.

Regulatory Event Redemption

If there is a change in the regulatory classification of the Securities that occurs on or after the issue date of the Securities and that does, or would be likely to, result in any of the outstanding aggregate principal amount of the Securities ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (as defined in the Prospectus Supplement), the Issuer may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” in the Prospectus Supplement) to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Prospectus Supplement.

Tax Redemption	If there is a Tax Event (as defined in the Prospectus Supplement), the Issuer may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Payments Discretionary” or “—Restriction on Interest Payments” in the Prospectus Supplement) to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Prospectus Supplement.

Default and Remedies	As further described in the Prospectus Supplement, other than the limited remedies specified under “Default and Remedies” in the Prospectus Supplement and subject to “Trust Indenture Act remedies” in the Prospectus Supplement, no remedy against the Issuer will be available to the trustee (acting on behalf of the holders of the Securities) or the holders of the Securities whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by the Issuer of any of its obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to the Issuer’s obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Denominations	$200,000 and integral multiples of $1,000 in excess thereof

ISIN/CUSIP	US06738EAA38/ 06738E AA3

Business Days	New York, London

Reoffer Yield	8.25%

Price to Public	99.993%

Estimated Underwriter Compensation	1.25% of the principal amount of the Securities, including a structuring fee of 0.30% of the aggregate principal amount of the Securities payable to Barclays Capital Inc.

Estimated Net Proceeds	$1,974,860,000

Global Coordinator, Sole Structuring Adviser and Bookrunner	Barclays Capital Inc.

Joint Lead Managers	Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., SMBC Nikko Capital Markets Limited, UBS Securities LLC and Wells Fargo Securities, LLC.

Co-Lead Managers	BMO Capital Markets Corp., Capital One Securities, Inc., CIBC World Markets Corp., Commerz Markets LLC, DBS Bank Ltd., ING Bank N.V. Belgian Branch, Lloyds Bank plc, nabSecurities, LLC, National Bank of Abu Dhabi P.J.S.C., PNC Capital Markets LLC, RBC Capital Markets LLC and Santander Investment Securities Inc.

Documentation	To be documented under the Issuer’s SEC registered shelf

Clearing	DTC

Listing	SIX Swiss Exchange AG

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer.

Governing Law	New York law, except for subordination provisions and waiver of set-off provisions which will be governed by English law.

Definitions	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Prospectus Supplement.

The Issuer has filed a registration statement, including a prospectus and the Prospectus Supplement, with the U.S. Securities and Exchange Commission (the “SEC”) for this offering. Before you invest, you should read each of these documents and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling +1-888-603-5847, Citigroup Global Markets Inc. at +1-800-831-9146, Deutsche Bank Securities Inc. at +1-800-503-4611, Goldman, Sachs & Co. at +1-866-471-2526, SMBC Nikko Capital Markets Limited at + 44-203-527-7000, UBS Securities LLC at +1-877-827-6444and Wells Fargo Securities, LLC at +1-800-326-5897.

SCHEDULE IV

Section 10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Statutory Prospectus, the Prospectus as amended or supplemented, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” (as defined in Rule 433(h)(2) under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act and any other prospectus relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Statutory Prospectus, the Pricing Disclosure Package, the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any other prospectus relating to the Designated Securities or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Statutory Prospectus, the Pricing Disclosure Package, the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus and any other prospectus relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Statutory Prospectus, the Pricing Disclosure Package, the Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus and any other prospectus relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative benefits received by the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation, if any, received by the Qualified Independent Underwriter for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Qualified Independent Underwriter, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount by which the compensation, if any, received by the Qualified Independent Underwriter for acting in such capacity exceeds the amount of any damage which the Qualified Independent Underwriter has otherwise been required to pay by reason of the Qualified Independent Underwriter’s acting in such capacity in connection with the offering contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with this consent, is named in Registration Statement, as about to become a director of the Company), to the authorized representative of the Company in the United States and to each person, if any, who controls the Company within the meaning of the Act.